EXHIBIT 3.4

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                               LEVI STRAUSS & CO.


                               ARTICLE I - OFFICES

                  Section 1. Registered Office.

                  The registered office of the Corporation shall be in the City of New Castle, State of Delaware.

                  Section 2. Other Offices.

                  The Corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors of the Corporation (the "Board") may from time to time determine or the business of the Corporation may require.

                            ARTICLE II - STOCKHOLDERS

                  Section 1. Annual Meeting.

                  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board shall fix by resolution.

                  Section 2. Special Meetings.

                  Special meetings of the stockholders, may be called by the Chairman of the Board or the President or by the Board acting pursuant to a resolution adopted by the Board and shall be called by the President or Secretary at the request in writing of the holders of a Majority of the shares of capital stock of the Corporation then entitled to vote generally in an election for directors and shall be held at such place, on such date, and at such time as they or he or she shall fix. For purposes of these By-Laws, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

                  Section 3. Notice of Meetings.

                  Notice of the place, if any, date, and time of all meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware or the Certificate of Incorporation of the Corporation).

                  When a meeting is adjourned to another place, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

                  Section 4. Quorum.

                  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

                  If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

                  Section 5. Organization.

                  Such person as the Board may have designated or, in the absence of such a person, the chief executive officer of the Corporation or, in the designee's or the chief executive officer's absence, such person as may be chosen by the holders of a majority of the shares issued and outstanding and entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

                  Section 6. Conduct of Business.

                  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                  Section 7. Proxies and Voting.

                  At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

                  The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

                  Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or required by law.

                  All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken, and provided, further, that the chairman of the meeting may require that ballots be cast for such vote. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

                  All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

                  Section 8. Stock List.

                  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten days prior to the meeting in the manner provided by law.

                  The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                  Section 9. Consent of Stockholders in Lieu of Meeting.

                  Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228(d)(1) of the General Corporation Law of the State of Delaware. Notice of the taking of corporate action by written consent shall be given to those stockholders who have not consented in writing in accordance with applicable law.


                        ARTICLE III - BOARD OF DIRECTORS

                  Section 1. Number and Term of Office.

                  The number of directors who shall constitute the Board shall be 14, or such other number as may be designated by the Board from time to time in accordance with these By-laws. Commencing with the 2001 annual meeting of stockholders of the Corporation, the directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, as nearly equal in number as reasonably possible. At the 2001 annual meeting of stockholders, the directors of the first class shall be elected for a term of one year, the directors of the second class shall be elected for a term of two years and the directors of the third class shall be elected for a term of three years. At each subsequent annual meeting of stockholders, the successors to the directors whose terms shall expire that year shall be elected to hold office for the term of three years, so that the term of office of one class of directors shall expire in each year. In any event, each director shall hold office until his or her successor is elected and qualified

                  Any person who is elected a director of the Corporation shall be deemed to have resigned automatically as a director, and shall no longer be a director, effective upon such person's seventy-second (72nd) birthday. Notwithstanding the foregoing, the Board may, in its discretion, waive this requirement and expressly authorize a director to remain a director beyond such person's seventy-second (72nd) birthday. Vacancies created by such resignations shall be filled in the manner provided in Section 2 of this Article III for the filling of vacancies.

                  Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office, although less than a quorum, shall have the power to elect such new directors for the balance of the term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.

                  Notwithstanding the foregoing, whenever the holders of any series of preferred stock issued by the Corporation shall have the right, voting separately as a class, to elect directors at an annual or a special meeting of stockholders, the then authorized number of directors shall be increased by the number of the additional directors so to be elected, and at such meeting the holders of such preferred stock shall be entitled to elect such additional directors. Any director so elected shall hold office until his or her right to hold such office terminates pursuant to the provisions of such preferred stock.

                  Section 2. Vacancies.

                  If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term of such director and until his or her successor is elected and qualified.

                  Section 3. Removal.

                  Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any director, or the entire Board, may be removed from office at any time with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation then entitled to vote in an election for directors.

                  Section 4. Regular Meetings.

                  Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

                  Section 5. Special Meetings.

                  Special meetings of the Board may be called by one-third of the directors then in office (rounded up to the nearest whole number) or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than three days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

                  Section 6. Powers.

                  The business and affairs of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities expressly conferred upon them by these By-laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders. Directors may participate in task forces and other activities with stockholders, employees and other stakeholders.

                  Section 7. Participation in Meetings By Conference Telephone.

                  Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone, video conference or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

                  Section 8. Quorum.

                  At any meeting of the Board, a majority of the total number of the Whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof

                  Section 9. Conduct of Business.

                  At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present at any meeting at which a quorum is present, except as otherwise provided herein or required by law. Stockholders, members of management or other employees or other persons may attend all or any part of a meeting, at the Board's invitation and discretion. The following actions shall not be taken by the Corporation or the Board without the approval of at least two-thirds of those directors present at a meeting at which a quorum is present:

                  (a) the declaration of dividends or distributions with respect to capital stock of the Corporation;

                  (b) the purchase of the Corporation's Common Stock (other than as may be provided in any policy of the type contemplated by Section 9(c) of this Article 111);

                  (c) the adoption, termination or material modification of any estate tax repurchase policy of the Corporation, as such may be in place from time to time, which policy may contemplate, among other things, the repurchase by the Corporation of its securities from the estates of deceased stockholders to provide funds for payment of estate or similar taxes;

                  (d) the acquisition or disposition of assets with a fair market value in excess of One Hundred Fifty Million Dollars ($150,000,000.00) in one transaction or a series of related transactions;

                  (e) the employment or termination of the chief executive officer of the Corporation;

                  (f) the execution of a registration statement under the Securities Act of 1933 (or comparable law of any other jurisdiction) for a public offering of securities of the Corporation or any subsidiary;

                  (g) the dissolution or liquidation of the Corporation;

                  (h) the execution or performance of any merger agreement pursuant to which securities of the Corporation are issued,extinguished, or modified;

                  (i) the adoption of a resolution by the Board changing the size of the Board;

                  (j) the   changing  of  the  independent  accountants  of  the
        Corporation;

                  (k) the calling by the Board of a special meeting of the stockholders of the Corporation;

                  (l) the waiver of any rights of the Corporation as successor to LSAI Holding Corp. under the Stockholders' Agreement dated as of April 15, 1996 by and among LSAI Holding Corp. and its stockholders (as such agreement may be amended from time to time, the "Stockholders' Agreement") or the approval of certain transfers of shares of common stock pursuant to the Stockholders' Agreement;

                  (m) the amendment or repeal of this Section 9 of Article III or of Article XI, or the addition to these By-laws of any provision inconsistent with this Section 9 of Article III or with Article XI.

Action may be taken by the Board without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

                  Section 10.  Compensation of Directors.

                  Directors, as such, may receive, pursuant to resolution of the Board, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board.

                             ARTICLE IV - COMMITTEES

                  Section 1. Committees of the Board of Directors.

                  The Board may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers and to the full extent permitted by Section 141 (c) (2) of the General Corporation Law of the State of Delaware, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

                  Section 2. Conduct of Business.

                  Each committee may determine the procedural rules for meeting and conducting its business, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.


                              ARTICLE V - OFFICERS

                  Section 1. Number.

                  The officers of the Corporation shall be chosen by the Board and shall include a Chairman of the Board, President, a Secretary, and a Treasurer. The Board may also appoint one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

                  Section 2. Election and Term of Office.

                  The officers shall be elected annually by the Board at its organizational meeting following the annual meeting of the stockholders, and each officer shall hold office until the next annual election of officers and until his or her successor is elected and qualified, or until his or her death, resignation, or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the Whole Board, and any officer shall be deemed removed upon termination of such officer's employment with the Corporation or by any subsidiary for any reason. Any vacancy occurring in any office may be filled by the Board.

                  Section 3. Salaries.

                  The Board from time to time shall fix the salaries of the following officers: the Chairman of the Board, the President, all Executive Vice Presidents and all Senior Vice Presidents.

                  Section 4. Chairman of the Board.

                  The Chairman of the Board shall be the chief executive officer of the Corporation unless the President is designated the chief executive officer. The Chairman of the Board shall supervise generally the affairs of the Corporation, and shall exercise such other powers and perform such other duties as may be assigned to him or her by these By-Laws or by the Board. The Chairman of the Board shall preside at meetings of the stockholders and the Board. He or she shall be an ex-officio member of all standing committees of the Board.

                  Section 5. President.

                  The President shall be the chief operating officer of the Corporation unless otherwise designated by the Board. The President shall exercise such other powers and duties as may be assigned to him or her by these By-laws or by the Board.

                  Section 6. Vice Presidents.

                  Except where the signature of the President is required by law, each of the Vice Presidents shall have the same power as the President to sign certificates, contracts and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him or her by these By-laws, the Board or the President.

                  Section 7. Secretary and Assistant Secretaries.

                  The Secretary shall: record, or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board, and all committees of the Board; see that all notices are duly given in accordance with the provisions of these By-Laws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board or by the President. At the request of the Secretary, or in his or her absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers and be subject to all the restrictions upon, the Secretary.

                  Section 8. Treasurer and Assistant Treasurers.

                  The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Chairman of the Board or the President. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where the signature of the Treasurer is required by law, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations, and other instruments of the Corporation.


                ARTICLE VI - EXECUTION OF CORPORATE INSTRUMENTS,
                         RATIFICATION OF CONTRACTS, AND
                    VOTING OF SHARES OWNED BY THE CORPORATION

                  Section 1. Execution of Corporate Instruments.

                  The Board may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the Corporation. Unless otherwise specifically determined by the Board:

                  (a) formal contracts of the Corporation, promissory notes, indentures, deeds of trust, mortgages, real property leases and purchase and sale agreements, powers of attorney relating to trademark and any other matters, and other evidences of indebtedness of the Corporation, and corporate instruments or documents requiring the corporate seal (except for share certificates issued by the Corporation), and share certificates owned by the Corporation, shall be executed, signed, or endorsed by any of the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer;

                  (b) checks drawn on banks or other depositories on funds to the credit of the Corporation, or in special accounts of the Corporation, shall be signed in such manner (which may be a facsimile signature) and by such person or persons as shall be authorized by the Board; and

                  (c) share certificates issued by the Corporation shall be signed (which may be a facsimile signature) jointly by (i) the chief executive officer and (ii) the Secretary or an Assistant Secretary.

                  Section 2. Ratification by Stockholders.

                  The Board may, in its discretion, submit any contract or act for approval or ratification by the stockholders at any annual meeting of stockholders or at any special meeting of stockholders called for that purpose. Any contract or act which shall be approved or ratified by the holders of a majority of the voting power of the Corporation represented at such meeting shall be as valid and binding upon the Corporation as though approved or ratified by each and every stockholder of the Corporation, unless a greater vote is required by law for such purpose.

                  Section 3. Voting of Stock Owned by the Corporation.

                  All stock of other corporations owned or held by the Corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized to do so by resolution of the Board or, in the absence of such authorization, by the President, any of the Vice Presidents, the Secretary or any Assistant Secretary.

                               ARTICLE VII - STOCK

                  Section 1. Certificates of Stock, Transfers.

                  The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribe. The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

                  The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

                  Section 2. Certain Transfers of Stock.

                  For as long as that voting trust agreement among Robert D. Haas, Peter E. Haas, Sr., Peter E. Haas, Jr., and F. Warren Hellman (the "Trustees") and certain holders of capital stock of the Corporation (the "Voting Trust Agreement") is in effect, shares of the Corporation's capital stock subject thereto and the voting trust certificates so representing (the "Voting Trust Certificates") are necessarily linked and cannot be transferred separately. Any transfer of Voting Trust Certificates shall be deemed to effect a transfer of the underlying shares of capital stock represented thereby, and any transfer of shares of capital stock with respect to which Voting Trust Certificates have been issued shall be deemed to effect a transfer of such Voting Trust Certificates.

                  Section 3. Record Date.

                  The Board may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

                  In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted. If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 9 hereof. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the General Corporation Law of the State of Delaware with respect to the proposed action by written consent of the stockholders, the record date for determining stockholders entitled to consent to corporate action in writing shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

                  Section 4. Lost, Stolen or Destroyed Certificates.

                  In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations and practices as the Corporation may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

                  Section 5. Regulations.

                  The  issue,   transfer,   conversion   and   registration   of
certificates of stock shall be governed by such other regulations as the Corporation may establish.

                               ARTICLE VIII - NOTICES
                  Section 1. Notices.

                  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware.

                  Section 2. Waivers.

                  A written waiver of any notice, signed by a stockholder, or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.

                          ARTICLE IX - INDEMNIFICATION

                  Section 1. Indemnification and Insurance.

                  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation (including, without limitation, any subsidiary) or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, Employee Retirement Income Security Act of 1974 (as amended) excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except
                                                ---------
as provided in Section 3 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however,
                                                                 --------
that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise.
                  Section 2. Request for Indemnification.

                  To obtain indemnification under this Article, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (1) by the Board by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the claimant, or (iii) if such Directors so direct, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board unless there shall have occurred within two years prior to the date of the commencement of the proceeding for which indemnification is claimed a change in control of the Corporation, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

                  Section 3. Right of Claimant to Bring Suit.

                  If a claim under Section I of this Article is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 2 of this Article has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, Independent Counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, Independent Counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                  Section 4. Corporation Bound.

                  If a determination shall have been made pursuant to Section 2 of this Article that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Article.

                  Section 5. Corporation Precluded.

                  The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this Article that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article.

                  Section 6. Non-Exclusivity of Rights.

                  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

                  Section 7. Insurance.

                  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this Article, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

                  Section 8. Granting of Rights.

                  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                  Section 9. Severability.

                  If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, each portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article (including, without limitation, each such portion of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                  Section 10. Definitions.

                  For purposes of this Article, "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this Article.

                  Section 11. Notices.

                  Any notice, request or other communication required or permitted to be given to the Corporation under this Article shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                            ARTICLE X - MISCELLANEOUS

                  Section 1. Facsimile Signatures.

                  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

                  Section 2. Corporate Seal.

                  The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. Duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

                  Section 3. Reliance upon Books, Reports and Records.

                  Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, by an appraiser or by any other professional person or expert selected with reasonable care.

                  Section 4. Fiscal Year.

                  Each fiscal year of the Corporation shall end on the last Sunday of November, and the subsequent fiscal year shall begin on the Monday thereafter, unless the Board, the Chairman of the Board or the President of the Corporation shall designate a different period.

                  Section 5. Time Periods.

                  In applying any provision of these By-laws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.


                             ARTICLE XI - AMENDMENTS

                  These By-laws may be amended or repealed, or new By-laws may be adopted, by the holders of a majority of the shares of capital stock then entitled to vote in an election for directors or by the Board at any regular or special meeting of the stockholders or the Board, or by written consent in lieu thereof.

                                 * * * *

                  This is to certify that these Amended and Restated By-Laws were approved and adopted by the Board of Director of Levi Strauss & Co. on March 28, 2001.




                                         -------------------------------
                                         Nita Sobejana
                                         Secretary